Exhibit 99.1







                          FOR IMMEDIATE RELEASE
                          ---------------------

                             October 20, 2006


           GS Financial Corp.  Announces Third Quarter Results


METAIRIE, La. -- GS Financial Corp. (NASDAQ: GSLA), the holding company of Guaranty Savings Bank, (www.guarantysb.com), announced quarterly earnings of $1,511,000, or $1.25 per share for the quarter ended September 30, 2006, up 554% from $231,000, or $.20 per share reported for the same period in 2005. Diluted earnings per share for the third quarter of 2006 were $1.24. These results include income from a reduction in the allowance for loan losses of $2.0 million recorded due to improvements in asset quality as the economy in the Bank's trade area rebounds and individual borrowers recover from the impact of Hurricane Katrina. The reversal to the loan loss provision added $1,307,000, or $1.08 per share, to after-tax net income for both the quarterly and year-to-date results.

Net income for the first nine months of 2006 totaled $2,030,000, up 404% from $403,000 reported for the same time period in 2005. Basic and diluted earnings per share over the first nine months of 2006 were $1.67, up 391% from $.34 in the first nine months of 2005. The reduction in the allowance for loan losses added $1,307,000, or $1.08 per share, to after-tax net income for the year-to-date results in 2006. The results for the first nine months of 2005 include the one-time recognition of costs associated with the retirement of the Company's former President and Chief Executive Officer. These costs totaled $428,000, or $.36 per share ($282,000, or $.24 per share, after related tax benefits). Excluding the impact of both of these one-time charges and recoveries, net earnings from operations for the nine months ended September 30, 2006 and 2005 were $725,000, or $.60 per share and $685,000, or
$.58 per share, respectively.

Net interest income for the quarter ended September 30, 2006 was $1.5 million, up approximately $99,000, or 7% from the third quarter of 2005, and down 4%, or $74,000 from the second quarter of 2006. The third quarter 2006 net interest margin was 3.61%, up 41 basis points from 3.20% from the third quarter of 2005, and down 19 basis points from 3.80% in the second quarter of 2006.

Net interest income for the first nine months of 2006 was $4.7 million, up 9% from $4.3 million in the first nine months of 2005. The net interest margin for the first nine months of 2006 was 3.63%, up 53 basis points from 3.10% for the same time period in 2005.

Additional financial information includes the following:

     * Total assets at September 30, 2006 were $172.4 million, down approximately 3% from December 31, 2005.

     * Loans, net at September 30, 2006 were $89.9 million, up approximately 29% from December 31, 2005.

     * Deposits at September 30, 2006 were $126.2 million, up approximately 6% from December 31, 2005.

     * Outstanding advances from the Federal Home Loan Bank at September 30, 2006 were $18.4 million, down approximately 43% from December 31, 2005.

     * Stockholders' equity at September 30, 2006 was $27.0 million, up approximately 6% from December 31, 2005. Stockholders' equity as a percentage of total assets at September 30, 2006 was 15.67%, up from 14.30% at December 31, 2005.

     * Non-interest expense for the third quarter of 2006 totaled $1.3 million, up approximately 29% from the year earlier period. Non-interest expense for the first nine months of 2006 totaled $3.6 million, up less than 1% from the first nine months of 2005. Included in the first nine months of 2005 are the previously mentioned expenses associated with the retirement of the Company's former President and Chief Executive Officer. Excluding the impact of this one-time charge, non-interest expenses for the first nine months of 2005 would have been $3.1 million, approximately 14% less than the current year.

     * Non-performing assets were $499,000 at September 30, 2006, compared to $3,582,000 at December 31, 2005. The ratio of non-performing assets to total assets at September 30, 2006 was .29% compared to 2.01% at December 31, 2005.

     * Reserve coverage of non-performing assets at September 30, 2006 was 748% compared to 160% at December 31, 2005. Reserve coverage of total loans was 3.98% at September 30, 2006 compared to 7.58% at December 31, 2005.

     * The ratio of loans to deposits at September 30, 2006 was 74.28%, compared to 63.34% at December 31, 2005.

                       FORWARD-LOOKING INFORMATION

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. In addition to risks and uncertainties described by the Company in prior filings with the SEC, other risks and uncertainties potentially impacting the Company are those related to the Company in its primary market area impacted by Hurricane Katrina, including the continuing effect of the storm and its aftermath on the Company's operating expenses and on the Company's borrowers and other customers. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.





                               GS Financial Corp.
           Condensed Consolidated Statements of Financial Condition


==============================================================================
                                                     9/30/2006   12/31/2005
($ in thousands)                                    (Unaudited)   (Audited)
------------------------------------------------------------------------------
ASSETS
  Cash & Amounts Due from Depository Institutions    $   2,013   $   3,040
  Interest-Bearing Deposits from Other Banks             7,232       4,515
  Federal Funds Sold                                     2,810      15,000
------------------------------------------------------------------------------
  Total Cash and Cash Equivalents                       12,055      22,555
==============================================================================
  Securities Available-for-Sale, at Fair Value          62,209      77,344
  Loans, Net                                            89,874      69,657
  Accrued Interest Receivable                            1,824       1,627
  Premises & Equipment, Net                              3,489       2,257
  Stock in Federal Home Loan Bank, at Cost               1,364       1,833
  Foreclosed Assets                                          -           -
  Real Estate Held-for-Investment, Net                     467         478
  Other Assets                                           1,130       1,863
------------------------------------------------------------------------------
    Total Assets                                     $ 172,412   $ 177,614
==============================================================================


LIABILITIES
  Deposits
    Interest-Bearing Deposits                        $ 123,555   $ 116,798
    Noninterest-Bearing Deposits                         2,597       2,195
------------------------------------------------------------------------------
    Total Deposits                                     126,152     118,993
==============================================================================
  FHLB Advances                                         18,376      32,106
  Other Liabilities                                        864       1,108
------------------------------------------------------------------------------
    Total Liabilities                                  145,393     152,207
==============================================================================


STOCKHOLDERS' EQUITY
  Preferred Stock - $.01 Par Value                   $       -   $       -
  Common Stock - $.01 Par Value                             34          34
  Additional Paid-in Capital                            34,724      34,565
  Unearned ESOP Stock                                     (100)       (239)
  Unearned RRP Trust Stock                                (697)       (698)
  Treasury Stock                                       (32,493)    (32,193)
  Retained Earnings                                     25,922      24,136
  Accumulated Other Comprehensive Loss                    (371)       (198)
------------------------------------------------------------------------------
    Total Stockholders' Equity                          27,019      25,407
==============================================================================
    Total Liabilities & Stockholders' Equity         $ 172,412   $ 177,614


Selected Asset Quality Data
  Total Non Performing Assets                        $     499   $   3,582
  Non Performing Assets to Total Assets                   0.29%       2.01%
  Allowance for Loan Losses to Non Performing Assets    747.89%     159.52%
==============================================================================




                              GS Financial Corp.
                  Condensed Consolidated Statements of Income

                                  (Unaudited)

                                           For the Three Months Ended     For the Nine Months Ended
                                                  September 30,                  September 30,
===================================================================================================
($ in thousands, except per share data)        2006          2005             2006          2005
---------------------------------------------------------------------------------------------------
Interest and Dividend Income              $    2,800     $  2,670(1)      $   8,294     $  7,980(1)
Interest Expense                               1,262        1,231             3,606        3,674
---------------------------------------------------------------------------------------------------

Net Interest Income                            1,538        1,439             4,688        4,306

Provision (reversal) for Loan Losses          (1,981)           -             (1,981)           -
---------------------------------------------------------------------------------------------------
Net Interest Income after Provision
for Loan Losses                                3,519        1,439             6,669        4,306
===================================================================================================

Non-interest Expense                           1,261          981             3,580        3,569
---------------------------------------------------------------------------------------------------
Net Income Before Non-Interest Income
and Income Taxes                               2,258          458             3,089          737
===================================================================================================

Impairment Charge Related to Hurricane Katrina     -         (155)                -         (155)
Non-interest Income                               31           39               (14)          71
---------------------------------------------------------------------------------------------------
Income Before Tax Expense                      2,289          342             3,075          653
===================================================================================================

Income Tax Expense                               778          111             1,045          250
---------------------------------------------------------------------------------------------------
Net Income                                $    1,511     $    231         $   2,030     $    403
===================================================================================================
Earnings Per Share - Basic                $     1.25     $   0.20         $    1.67     $   0.34
===================================================================================================
Earnings Per Share - Diluted              $     1.24     $   0.20         $    1.67     $   0.34
===================================================================================================

Selected Operating Data

  Weighted Average Shares Outstanding      1,208,214    1,180,635         1,213,182    1,181,436
  Return on Average Assets(2)                   3.49%        0.50%             1.55%        0.28%
  Non-Interest Expense/Average Assets(2)        2.93%        2.12%             2.73%        3.76%
  Net Interest Margin(2)                        3.61%        3.20%             3.63%        3.10%
===================================================================================================


  (1) Includes approximately $397,000 of interest accrued on loans but for which payments had not been received as a result of loan deferrals granted in the wake of Hurricane Katrina.

  (2) Annualized


Contact


GS Financial Corp.
Stephen E. Wessel, Chief Executive Officer
J. Andrew Bower, Chief Financial Officer
(504) 457-6220